AMENDMENT TO THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND I
           AND BROWN BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014

THIS AMENDMENT to the custodian agreement between Advisors' Inner Circle Fund I (the "Trust"), acting on behalf of one or more of its series listed in Schedule 1 attached thereto and Brown Brothers Harriman & Co. ("BBH&Co." or the "Custodian") dated November 25, 2014, as amended from time to time (the "Agreement") is made as of August 25, 2016 (the "Amendment").

                                  WITNESSETH:

WHEREAS, the Trust and the Custodian have entered into the Agreement and the parties now wish to amend the Agreement to add additional series of the Trust to
Schedule 1 of the Agreement; and

WHEREAS, the Agreement may be amended by written agreement of both the Trust and the Custodian;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and the Custodian hereby agree, as follows:

     1. The Cornerstone Advisors Core Plus Bond Fund shall be added to the Agreement as a new Fund (as defined in the Agreement) and hereinafter shall also be included when a reference to "Fund" is made in this Amendment or the Agreement, as applicable. Schedule 1 to the Agreement is hereby deleted in its entirety and replaced by Schedule 1 attached hereto.

     2. Except as amended hereby, all other provisions in the Agreement shall remain the same.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.                  THE ADVISORS' INNER CIRCLE FUND I

By: /s/ Elizabeth E. Prickett                   By: /s/ Michael Beattie
    -------------------------                       -------------------
Name: Elizabeth E. Prickett                     Name: Michael Beattie
Title: Managing Director                        Title: President



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                                   SCHEDULE I
                                       TO
  THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND I AND BROWN
                BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2015

                      List of Funds as of August 25, 2016

Cornerstone Advisors Real Assets Fund
Cornerstone Advisors Income Opportunities Fund
Cornerstone Advisors Global Public Equity Fund
Cornerstone Advisors Public Alternatives Fund
Harvest Funds Intermediate Bond
Sands Capital Global Growth Fund
Cornerstone Advisors Core Plus Bond Fund